Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

Mr. Muhamad El Maraana

Online Yearbook

2360 Corporate Circle, Suite 400

Henderson NV 89074

Dear Mr. El Maraana:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Online Yearbook on Form S-1/A-4 of our report on the financial statements of the Company as its registered independent auditor dated October 4, 2012, as of and for the periods ended September 30, 2012 and from inception to September 30, 2012. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC

Baltimore, Maryland

March 28, 2013